Exhibit 99.1

PHINIA REPORTS FIRST QUARTER 2025 RESULTS

Auburn Hills, Michigan, April 25, 2025 – PHINIA Inc. (NYSE: PHIN), a leader in premium fuel systems, electrical systems, and aftermarket solutions, today reported results for the first quarter ended March 31, 2025.

First Quarter Highlights:
•Net sales of $796 million, a decrease of 7.8% compared with Q1 2024.
◦Excluding the decreases related to foreign currency and contract manufacturing agreements that ended in 2024, $16 million and $17 million, respectively, sales decreased $34 million or 4.1%, driven by lower original equipment manufacturer (OEM) sales across all regions.

•Net earnings of $26 million and net margin of 3.3%, representing a year-over-year decrease of $3 million and 10 bps, respectively.

•Adjusted EBITDA of $103 million with adjusted EBITDA margin of 12.9%, representing a year-over-year decrease of $28 million and 260 bps, respectively, primarily driven by the decrease in sales, the nonrecurrence of a supplier settlement, increased stand-alone company costs as we exited transition service agreements and impacts from recent tariff changes.

•Net earnings per diluted share of $0.63.
◦Adjusted net earnings per diluted share of $0.94 (excluding $0.31 per diluted share related to non-operating items detailed in the non-GAAP appendix below), reflecting the operational decreases detailed above, partially offset by a reduction in share count.

•Returned $111 million to shareholders through $100 million of share repurchases and $11 million in dividends.

Key Wins in Strategic Growth Markets:
New business wins remained strong across all end markets. A few examples of new business awards in Q1 are:

•A 350bar Gas Direct Injection (GDi) system for an alternative fuel application (E100), with a leading international automobile manufacturer for Brazilian market which leverages existing high-performance PHINIA GDi technology, while adapting it for decreased carbon emission alternative fuels.

•Two high-volume Fuel Delivery Module (FDM) wins in the Americas market for gas truck platforms that continue to expand the use of PHINIA’s robust and versatile FDM technology.

•A conquest Selective Catalytic Reduction (SCR) pump win for the Chinese market securing additional light passenger vehicle and light commercial vehicle revenue in China focused on lowering tailpipe emissions.

•Aftermarket business wins in the steering and suspension category with a member of a major customer group in Scandinavia and a major Canadian distributor, which will boost our business in Canada and provide opportunities to expand sales in other product categories over time.

•Business expansion with a major U.S. distributor which is a consolidator in the warehouse distribution space, further strengthening our relationship.

•Increased share of wallet with a major U.S. distributor across all product categories, growing with them as they expand their business.

Brady Ericson, President and Chief Executive Officer of PHINIA commented: “Our team’s focus on operating discipline has aided us in navigating through expected market dynamics and economic uncertainties and limiting the impacts of these obstacles. We remain focused on our long-term strategies of strategic growth, disciplined investment and sustainable, high-quality margin and cash flow generation. Our capital allocation strategy continues to be balanced between growth and returning value to shareholders, with $111 million returned to shareholders through dividends and share repurchases in the first quarter.”

Balance Sheet and Cash Flow:

The Company ended the quarter with cash and cash equivalents of $373 million and $499 million of available capacity under its Revolving Credit Facility. Total debt at quarter end was $989 million.

Net cash generated by operating activities was $40 million, representing a year-over-year increase of $9 million. Adjusted free cash flow was $(3) million compared to $13 million in Q1 2024. The decrease was driven by lower net earnings adjusted for non-cash charges, partially offset by lower interest payments.

2025 Full Year Guidance:

The Company reaffirms 2025 net sales of $3.23 billion to $3.43 billion. Excluding the impacts of foreign exchange and contract manufacturing arrangements in 2024, this implies a year-over-year sales range of 2% decline to 4% growth in 2025. The Company’s net earnings and adjusted EBITDA are projected to be $140 million to $170 million and $450 million to $490 million, respectively, with net earnings margin of 4.3% to 5.0% and adjusted EBITDA margin of 13.7% to 14.5%. The Company expects to generate $160 million to $200 million in adjusted free cash flow. Adjusted tax rate is expected to be in the range of 38% to 42%.

The Company will host a conference call to review first quarter 2025 results and take questions from the investment community at 8:30 a.m. ET today. This call will be webcast at PHINIA Q1 2025 Earnings Call. Additional presentation materials will be available at Investors.phinia.com.

About PHINIA

PHINIA is an independent, market-leading, premium solutions and components provider with over 100 years of manufacturing expertise and industry relationships, with a strong brand portfolio that includes DELPHI®, DELCO REMY® and HARTRIDGETM. With over 12,500 employees across 43 locations in 20 countries, PHINIA is headquartered in Auburn Hills, Michigan, USA.

Across commercial vehicles and industrial applications (medium-duty and heavy-duty trucks, buses and other off-highway construction, marine, agricultural and aerospace and defense), light commercial vehicles (vans and trucks) and light passenger vehicles (passenger cars, mini-vans, cross-overs and sport-utility vehicles), we develop fuel systems, electrical systems and aftermarket solutions designed to keep combustion engines operating at peak performance, while at the same time investing in advanced technologies to unlock the potential of alternative fuels.

By providing what the market needs today to become more efficient and sustainable, while also developing innovative products and solutions to contribute to lower carbon mobility, we are the partner of choice for a diverse array of customers – powering our shared journey toward a cleaner tomorrow.

© 2025 PHINIA Inc. All Rights Reserved.

(DELCO REMY is a registered trademark of General Motors LLC, licensed to PHINIA Technologies Inc.)

IR contact:
Kellen Ferris
Vice President of Investor Relations
investors@phinia.com
+1 947-262-5256

Media contact:
Kevin Price
Global Brand & Communications Director
media@phinia.com
+44 (0) 7795 463871
# # #

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and other words of similar meaning.

Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: adverse changes in general business and economic conditions, including recessions, adverse market conditions or downturns impacting the vehicle and industrial equipment industries; our ability to deliver new products, services and technologies in response to changing consumer preferences, increased regulation of greenhouse gas emissions, and acceleration of the market for electric vehicles; competitive industry conditions; failure to identify, consummate, effectively integrate or realize the expected benefits from acquisitions or partnerships; pricing pressures from original equipment manufacturers (OEMs); inflation rates and volatility in the costs of commodities used in the production of our products; changes in U.S. and foreign administrative policy, including tariffs, changes to existing trade agreements and import or export licensing requirements, and any resulting changes in international trade relations; our ability to protect our intellectual property; failure of or disruption in our information technology infrastructure, including a disruption related to cybersecurity; our ability to identify, attract, retain and develop a qualified global workforce; difficulties launching new vehicle programs; failure to achieve the anticipated savings and benefits from restructuring and product portfolio optimization actions; extraordinary events, including natural disasters or extreme weather events, fires or similar catastrophic events, political disruptions, terrorist attacks, pandemics or other public health crises, and acts of war; risks related to our international operations; the impact of economic, political, social and market conditions on our business in China; our reliance on a limited number of OEM customers; supply chain disruptions, including due to U.S. and foreign government action; work stoppages, production shutdowns and similar events or conditions; governmental investigations and related proceedings regarding vehicle emissions standards, including the ongoing investigation into diesel defeat devices; current and future environmental, health and safety, human rights and other laws and regulations; the impacts of climate change, regulations related to climate change and various stakeholders’ emphasis on climate change and other related matters; compliance with and changes in other laws and regulations; liabilities related to product warranties, litigation and other claims; tax audits and changes in tax laws or tax rates taken by taxing authorities; impairment charges on goodwill and indefinite-lived intangible assets; the impact of changes in interest rates and asset returns on our pension funding obligations; the impact of restrictive covenants and other requirements on our financial and operating flexibility pursuant to the agreements governing our indebtedness; risks relating to the spin-off from our former parent, including our ability to achieve some or all of the benefits that we expect to achieve from the spin-off, a determination that the spin-off does not qualify as tax-free for U.S. federal income tax purposes, and our or our former parent’s failure to perform under, or additional disputes that may arise between the parties relating to, various transaction agreements executed in connection with the spin-off; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PHINIA Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except earnings per share)
	Three Months Ended March 31,
	2025	2024
Fuel Systems	$473	$527
Aftermarket	323	336
Net sales	796	863
Cost of sales	624	671
Gross profit	172	192
Gross margin	21.6%	22.2%

Selling, general and administrative expenses	107	104
Other operating expense, net	3	17
Operating income	62	71

Equity in affiliates’ earnings, net of tax	(4)	(3)
Interest income	(4)	(4)
Interest expense	19	22
Other postretirement expense, net	1	—
Earnings before income taxes	50	56

Provision for income taxes	24	27
Net earnings	$26	$29

Earnings per share— diluted	$0.63	$0.62

Weighted average shares outstanding — diluted	41.5	46.5

PHINIA Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)
	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$373	$484
Receivables, net	836	817
Inventories	479	444
Prepayments and other current assets	104	96
Total current assets	1,792	1,841
Property, plant and equipment, net	845	843
Other non-current assets	1,111	1,084
Total assets	$3,748	$3,768

LIABILITIES AND EQUITY
Short-term borrowings and current portion of long-term debt	$25	$25
Accounts payable	546	522
Other current liabilities	397	422
Total current liabilities	968	969
Long-term debt	964	963
Other non-current liabilities	279	262
Total liabilities	2,211	2,194

Total equity	1,537	1,574
Total liabilities and equity	$3,748	$3,768

PHINIA Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended March 31,
	2025	2024
OPERATING
Net cash provided by operating activities	$40	$31
INVESTING
Capital expenditures, including tooling outlays	(35)	(43)
Proceeds from asset disposals and other, net	—	1
Net cash used in investing activities	(35)	(42)
FINANCING
Repayments of debt, including current portion	—	(3)
Dividends paid to PHINIA stockholders	(11)	(12)
Payments for purchase of treasury stock	(100)	(23)
Payments for stock-based compensation items	(6)	(3)
Net cash provided by (used in) financing activities	(117)	(41)
Effect of exchange rate changes on cash	1	12
Net decrease in cash and cash equivalents	(111)	(40)
Cash and cash equivalents at beginning of period	484	365
Cash and cash equivalents at end of period	$373	$325

PHINIA Inc.
Net Debt (Unaudited)
(in millions)

	March 31, 2025	December 31, 2024
Total debt	$989	$988
Cash and cash equivalents	373	484
Net debt	$616	$504

Use of Non-GAAP Financial Measures
This press release contains information about PHINIA’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures below. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by PHINIA may not be comparable to similarly titled measures reported by other companies.

A reconciliation of each of projected Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, depreciation and amortization, adjusted to exclude the impact of restructuring expense, transaction-related (benefits) costs, other postretirement income and expense, equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by adjusted sales. Management utilizes adjusted EBITDA and adjusted EBITDA margin in its financial decision-making process and to evaluate performance of the Company's consolidated results. Management also believes adjusted EBITDA and adjusted EBITDA margin are useful to investors in assessing the Company’s ongoing consolidated financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

Adjusted Sales
The Company defines adjusted sales as net sales adjusted to exclude certain agreements with our former parent that were entered into in connection with the spin-off. Management believes that adjusted sales is useful to investors, as it provides improved comparability between periods through the exclusion of certain temporary agreements with our former parent that are not indicative of the Company’s ongoing operations.

Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Share
The Company defines adjusted net earnings and adjusted net earnings per diluted share as net earnings and net earnings per share adjusted to exclude: (i) the tax-effected impact of restructuring expense, transaction-related (benefits) costs, impairment charges and other gains, losses and tax effects and adjustments not reflective of the Company’s ongoing operations; and (ii) acquisition-related intangibles amortization expense because it pertains to non-cash expenses that the Company does not use to evaluate core operating performance. Management believes that adjusted net earnings and adjusted net earnings per diluted share are useful to investors in assessing the Company’s ongoing financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

Adjusted Free Cash Flow
The Company defines adjusted free cash flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures, including tooling outlays. Management believes that adjusted free cash flow is useful to investors in assessing the Company's ability to service and repay its debt and return capital to shareholders. Further, management uses this non-GAAP measure for planning and forecasting.

Adjusted Sales (Unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Fuel Systems net sales	$473	$527
Spin-off agreement adjustment	—	(17)
Fuel Systems adjusted sales	473	510
Aftermarket net sales	323	336
Adjusted sales	$796	$846

Adjusted EBITDA and EBITDA Margin (Unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Net earnings	$26	$29
Depreciation and tooling amortization	30	34
Interest expense	19	22
Provision for income taxes	24	27
Amortization of acquisition-related intangibles	7	7
Interest income	(4)	(4)
EBITDA	102	115
Restructuring expense	5	2
Transaction-related (benefits) costs[1]	(1)	17
Other postretirement expense, net	1	—
Equity in affiliates’ earnings, net of tax	(4)	(3)
Adjusted EBITDA	$103	$131

Adjusted sales	$796	$846
Adjusted EBITDA margin %	12.9%	15.5%

Net Earnings to Adjusted Net Earnings (Unaudited)
(in millions)
	Three Months Ended March 31,
	2025	2024
Net earnings	$26	$29
Amortization of acquisition-related intangibles	7	7
Restructuring expense	5	2
Transaction-related (benefits) costs[1]	(1)	17
Tax effects and adjustments	2	(4)
Adjusted net earnings	$39	$51

Adjusted Net Earnings Per Diluted Share (Unaudited)

	Three Months Ended March 31,
	2025	2024
Net earnings per diluted share	$0.63	$0.62
Amortization of acquisition-related intangibles	0.17	0.15
Restructuring expense	0.12	0.04
Transaction-related (benefits) costs[1]	(0.02)	0.37
Tax effects and adjustments	0.04	(0.10)
Adjusted net earnings per diluted share	$0.94	$1.08

Adjusted Free Cash Flow (Unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$40	$31
Capital expenditures, including tooling outlays	(35)	(43)
Effects of separation-related transactions	(8)	25
Adjusted free cash flow	$(3)	$13

_________________________

1 Transaction-related (benefits) costs primarily relate to professional fees and other costs associated with acquisitions and divestitures, adjustments related to the Tax Matters Agreement between the Company and Former Parent, and professional fees and other costs associated with the separation of the Company, including the management of certain historical liabilities allocated to the Company in connection with the spin-off.